UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
Descartes-08 SLE Data and Myositis Indication
On November 13, 2025, Cartesian Therapeutics, Inc. (the “Company”) issued a press release announcing initial data from its ongoing Phase 2 open-label trial of Descartes-08 in participants with systemic lupus erythematosus (“SLE”) and its planned expansion of Descartes-08 into myositis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Corporate Presentation
The Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. A copy of the Company’s corporate slide presentation highlighting the initial SLE data and the Company’s planned expansion of Descartes-08 into myositis is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
On November 13, 2025, the Company announced initial data from its ongoing Phase 2 trial of Descartes-08 in participants with SLE. The Phase 2 open-label trial was designed to evaluate outpatient administration of Descartes-08 without preconditioning chemotherapy or integrating vectors for the treatment of participants with moderate or severe SLE refractory to immunosuppressant therapy. The primary outcome measure assesses safety and tolerability, with secondary outcome measures assessing preliminary efficacy.
•Initial data reported significant reduction in disease activity following initial Descartes-08 treatment with 100% of participants who reached Month 3 follow-up (n=3) achieving Lupus Low Disease Activity State (LLDAS) response, defined by specific criteria that indicate low disease activity, improved patient outcomes, and sustained symptom improvement. A fourth patient has not yet reached Month 3 as of November 13, 2025. These results further validate the clinical effect of Descartes-08 in the field of autoimmune disease and the Company will continue to analyze the data from SLE to determine the next steps for the program.
•Disease remission reported as DORIS response was seen in two out of three participants at Month 3. DORIS is defined as the Definition of Response in SLE indicating a clinical SLE Disease Activity Index (SLEDAI)-2K score of 0 and physician global assessment (PGA) of less than 0.5.
•Descartes-08 continues to be observed as well-tolerated, supporting outpatient administration without the need for lymphodepleting chemotherapy. Adverse events were transient and mostly mild, and notably, there were no cases of cytokine release syndrome (CRS), and no cases of immune effector cell-associated neurotoxicity syndrome (ICANS).
•Correlative biomarkers support application of Descartes-08 in multiple autoimmune diseases observed through a statistically significant (p<0.01) decrease in proinflammatory cytokines associated with SLE pathogenesis (IL7, IL10, CCL20, ST1A1). Additionally, significant decreases were observed in plasmacytoid dendritic cells (pDCs) three months after receiving Descartes-08 in both myasthenia gravis (MG) and SLE patients, supporting the expansion into myositis, an autoimmune indication with a known pDC correlation.
On November 13, 2025, the Company also announced the planned expansion of Descartes-08 into myositis. The Company plans to initiate a seamless adaptive clinical trial design which provides a potential opportunity for a single pivotal trial planned to commence in the first half of 2026.
The randomized, double-blind, placebo-controlled Phase 2 trial in myositis is designed to assess Descartes-08 versus placebo (1:1 randomization) administered as six weekly outpatient infusions without preconditioning chemotherapy in up to 50 patients with moderate to severe multi-refractory dermatomyositis and antisynthetase syndrome. The primary endpoint is expected to assess safety and efficacy of Descartes-08 compared to placebo added to standard of care in patients with myositis at Week 24. An interim analysis is expected after ten patients are enrolled and reach the primary endpoint, at which point sample size assumptions will be revised to what is necessary to support a seamless pivotal trial pending Food and Drug Administration review based on the preliminary efficacy data available at such time. The Company plans to file an investigational new drug application for this trial by the end of 2025.

On November 13, 2025, the Company also reported preliminary results from the Phase 1 dose escalation trial designed to assess safety and tolerability of outpatient administration of Descartes-15 in patients with multiple myeloma. In this trial, no significant adverse events or dose-limiting toxicities were reported in any participants (n=3). The only Descartes-15-related adverse event was a grade 2 hypotension occurring after the first two infusions.
At this time, the Company plans to pause further development of Descartes-08 in SLE, including enrollment in the ongoing Phase 2 trial, and Descartes-15 to prioritize opportunities in Descartes-08 in MG, currently in Phase 3, and myositis.
Forward-Looking Statements
Any statements in this Current Report on Form 8-K about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, Descartes-15, or any of the Company’s other product candidates to treat myasthenia gravis, juvenile myasthenia gravis, systemic lupus erythematosus, juvenile systemic lupus erythematosus, juvenile dermatomyositis, anti-neutrophil cytoplasmic antibody-associated vasculitis, myositis, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the ongoing Phase 3 AURORA trial of Descartes-08 in myasthenia gravis, the planned Phase 2 pediatric basket trial of Descartes-08 in juvenile dermatomyositis, juvenile systemic lupus erythematosus, juvenile myasthenia gravis, and anti-neutrophil cytoplasmic antibody-associated vasculitis, the ongoing Phase 2 trial of Descartes-08 in systemic lupus erythematosus, and the planned Phase 2 trial of Descartes-08 in myositis, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, including the number of trials that may be necessary in order to obtain marketing approval, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report on Form 8-K, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release of Cartesian Therapeutics, Inc. issued on November 13, 2025.
99.2	Corporate slide presentation of Cartesian Therapeutics, Inc. dated November 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: November 13, 2025	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer